AMENDMENT NO. 1 TO RIGHTS AGREEMENT

Amendment No. 1, dated as of November 4, 2007 (the “Amendment”), between Chindex International, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent entered into a Rights Agreement, dated as of June 7, 2007 (the “Rights Agreement”);

WHEREAS, the Company intends to enter into a certain Stock Purchase Agreement with Magenta Magic Limited, (the “Purchaser”); Investor Rights Agreement with the Purchaser; Tranche B Convertible Note to the Purchaser and Tranche C Convertible Note to the Purchaser (all of the foregoing agreements, the “Investment Agreements”); and

WHEREAS, the Company desires to amend the Rights Agreement as set forth herein and to direct the Rights Agent to execute this Amendment in accordance with Section 28 of the Rights Agreement;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

1.           Amendment toDefinition ofAcquiring Person. Section 1(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

Notwithstanding anything to the contrary in this Agreement, the Purchaser shall not be and shall not be deemed to be an Acquiring Person solely by virtue of (x) the execution and delivery of any of the agreements, arrangements or understandings entered into by the Company or the Purchaser as expressly contemplated by the Investment Agreements if such agreements, arrangements or understandings are in accordance with the terms and conditions of the respective Investment Agreements or (y) the consummation of the transactions contemplated by the Investment Agreements upon the terms and conditions of the respective Investment Agreements (each of the events set forth in the foregoing clauses (x), and (y), an “Exempt Event”).

2.           New Definitions.  Section 1 of the Rights Agreement is hereby amended to add the following defined terms at the end thereof:

(ff)           “Exempt Event” shall have the meaning set forth in Section 1(a) hereof.

(gg)           “Investment Agreements” shall mean (i) the Securities Purchase Agreement, dated as of November [  ], 2007, by and among the Company and Magenta Magic Limited, a Delaware corporation (“Purchaser”); (ii) the Investor Rights Agreement, dated as of such date by and among the Company and the Purchaser; (iii) Tranche B Convertible Note due 2017 from the Company to the

Purchaser; and (iv) the Tranche C Convertible Note due 2017 from the Company to the Purchaser, each as it may be amended or supplemented from time to time.

3.           Amendment to Section 13(a).  Section 13(a) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 13 and Section 14 hereof shall not apply to any Exempt Event.

4.           Amendment to Section 31.  Section 31 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedy or claim under this Agreement in connection with any Exempt Event.

5.           Directions to Rights Agent; Officer’s Certificate.  The Company hereby directs the Rights Agent, in accordance with the terms of Section 28 of the Rights Agreement, to execute this Amendment in its capacity as Rights Agent.  The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies on behalf of the Company that (a) he holds the office set forth under his name on the signature page hereto and (b) this Amendment is in compliance with Section 28 of the Rights Agreement.

6.           Miscellaneous.  The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.  In accordance with the resolutions adopted by the Company’s Board of Directors, this Amendment is effective as of the time at which such resolutions were so adopted.  Except as set forth in this Amendment, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.  This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same instrument, it being understood that counterparts may be delivered by facsimile or .pdf.  Headings of the several Sections of the Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

CHINDEX INTERNATIONAL, INC.

By:	/s/ Roberta Lipson
Name: Roberta Lipson
Title: Chief Executive Officer and President

AMERICAN STOCK TRANSFER AND TRUST COMPANY, as Rights Agent

By:	/s/ Herbert J. Lemmer
Name: Herbert J. Lemmer
Title: Vice President